Exhibit 99
	For Release:	February 4, 2019
	Investor Contact:	Vince Meyer
218-723-3952
vmeyer@allete.com
Amy Rutledge
Mgr. Corporate Comm.
NEWS		218-723-7400
arutledge@allete.com

Bethany Owen named President of ALLETE
DULUTH, Minn. - ALLETE, Inc.’s (NYSE:ALE) Board of Directors has elected Bethany Owen President of ALLETE. Owen, 53, has been with the company for more than 16 years and will report to Al Hodnik who remains Chairman and CEO of ALLETE. Today’s announcement follows an extensive internal executive development process within ALLETE and strategic succession planning by ALLETE’s directors.
In her new role, Owen will be working in close partnership with Hodnik to oversee further formation and execution of the company’s growth strategy, as well as oversight of its five operating divisions, Minnesota Power, Superior Water Light and Power, ALLETE Clean Energy, U.S. Water Services and BNI Energy.
In Owen’s most recent role with the company, she served as ALLETE senior vice president and chief legal and administrative officer since 2016 with overall responsibility for the company’s legal, information and operations technology, cyber security and human resources departments, while working closely with ALLETE’s Board of Directors on governance matters. That recent experience complemented significant operating experience gained through leading and working directly with ALLETE’s subsidiary businesses.

“Bethany is a proven leader and her values-based leadership, strategic planning skills and diverse operational and labor relations experience make her a unique fit for this new role,” said Hodnik. “She has consistently demonstrated keen ability to lead and achieve strong outcomes in a variety of roles while staying true to ALLETE’s values and culture of integrity, safety and environmental stewardship. I look forward to working closely with Bethany and the rest of the senior team on advancing ALLETE’s long-term strategy of answering the call to transform the nation’s energy landscape, enhancing shareholder value and maintaining our deep commitment to customer service.”

In 2010, Owen became President of ALLETE’s Superior Water Light and Power utility, based in Superior, Wisconsin. While serving in that role for more than six years, she led strategy development, operational improvements of the electric, water and gas utility including a multi-million dollar investment in new infrastructure to improve safety and reliability, and other measures to enhance the customer experience. In 2014, Owen added leadership of Information Technology Solutions to her responsibilities and was named Vice President-ALLETE.

“I am humbled and excited to have the opportunity to lead ALLETE and its great people during this transformational time within our industry,” said Owen. “Through our strategic positioning and execution, ALLETE is financially strong, and its businesses are highly focused on serving our customers with excellence while ensuring a sustainable, cleaner and less carbon intense future. I look forward to working closely with our Chairman and CEO Al Hodnik, our strong leadership team, the ALLETE Directors, and all of our dedicated and talented employees to drive long-term growth and value for our shareholders.”

Owen started her career at the company in 2002, as an attorney in the Legal Services Department. In 2009, she was promoted to director-transmission regulatory compliance and business support, where she led the development and implementation of NERC and FERC compliance program initiatives, and was directly involved with Minnesota Power’s investment in the CapX2020 transmission initiative, and a variety of MISO transmission tariff issues.

ALLETE, Inc. 30 West Superior Street, Duluth, Minnesota 55802
www.allete.com

Prior to moving to Duluth and joining ALLETE, Owen worked for four years in the United States Senate in Washington, D.C., with the U.S. Senate Committee on Rules and Administration and in the Office of former U.S. Senator Richard G. Lugar of Indiana. She also gained considerable experience in the telecommunications and food industries, holding positions as legal counsel for various public and private ventures after receiving her law degree from the University of Minnesota Law School. She has served on a variety of community and non-profit boards, including most recently, the Duluth Superior Area Community Foundation, where she serves as vice chair of the board of trustees.

ALLETE, Inc. is an energy company headquartered in Duluth, Minnesota. In addition to its electric utilities, Minnesota Power and Superior Water, Light and Power of Wisconsin, ALLETE owns ALLETE Clean Energy, based in Duluth, U.S. Water Services in St. Michael, Minn., BNI Energy in Bismarck, N.D., and has an eight percent equity interest in the American Transmission Co. More information about ALLETE is available at www.allete.com.
ALE-CORP

The statements contained in this release and statements that ALLETE may make orally in connection with this release that are not historical facts, are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties and investors are directed to the risks discussed in documents filed by ALLETE with the Securities and Exchange Commission.